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                                                                       EXHIBIT 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 10, 1999, with respect to the financial statements of John Hancock Variable Life Account U and dated February 19, 1999, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 26 to the Registration Statement (Form S-6, No. 2-68061).


                              /s/Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts

April 28, 1999